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Exhibit 10.2

STOCKHOLDER VOTING AGREEMENT

        STOCKHOLDER VOTING AGREEMENT, dated as of December 15, 2005 (this "Agreement"), by and among DIGITAL GENERATION SYSTEMS, INC. ("DG") and the undersigned stockholders of FCN(as defined below) (collectively, the "Stockholders" and each individually, a "Stockholder").

        WHEREAS, simultaneously with the execution of this Agreement, FAST CHANNEL NETWORK, INC., a Delaware corporation ("FCN"), and DG are entering into a Merger Agreement dated as of the date hereof (the "Merger Agreement");

        WHEREAS, DG's willingness to enter into the Merger Agreement is in part based on the Stockholders' entry into this Agreement;

        WHEREAS, each Stockholder is the record or Beneficial Owner of the number of Owned Shares (as defined herein) set forth opposite such Stockholder's name on Schedule I hereto;

        WHEREAS, DG and the Stockholders will benefit from the Merger Agreement.

        NOW, THEREFORE, in consideration of DG's entry into the Merger Agreement, each Stockholder individually with respect to themselves, and not jointly and severally, agrees with DG as follows:

        1.    Certain Definitions.    Capitalized terms not expressly defined in this Agreement will have the meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

          (a)   "Beneficially Own," "Beneficial Owner" or "Beneficial Ownership" with respect to any securities means, with respect to a Stockholder, having voting power or investment power with respect to such securities (as determined pursuant to Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), except for those shares of FCN Common Stock which Stockholder has the right to acquire within 60 days.

          (b)   "Family Group" means, with respect to a Stockholder that is a natural person, such Stockholder's spouse, descendants (whether natural or adopted), or siblings.

          (c)   "Transaction" means the Merger and the other transactions contemplated by the Merger Agreement.

          (d)   "FCN Stockholder Action" means the approval and adoption of the Merger Agreement, the Transactions and any other actions to be taken under the Merger Agreement in connection with the Merger pursuant to the Merger Agreement.

          (c)   "Permitted Transferee" means, subject to applicable contract limitations (if any), (i) with respect to a Stockholder that is a natural person, (A) any member of Stockholder's Family Group; (B) the estate or any of the heirs or legatees of Stockholder upon Stockholder's death; and (C) any trust established and maintained for the benefit of (x) Stockholder that is a natural Person or (y) any member of Stockholder's Family Group; (ii) with respect to a Stockholder that is a trust, such trust's trustor(s), and any member of the Family Group of any trustor, and any subtrust created at the death of a trustor for the benefit as any member of the Family Group of any trustor; and (iii) with respect to a Stockholder that is a business entity, an affiliate thereof or any mutual funds or other pooled investment vehicles and entity for which such Stockholder or affiliate thereof is a general partner, managing member, investment advisor or in another similar capacity.

          (d)   "FCN Common Stock" means the Common Stock, par value $0.01 per share, of FCN and any securities convertible into, exchangeable for or exercisable for such Common Stock.

        2.    Representations and Warranties of Each Stockholder.    Each Stockholder individually with respect to themselves, and not jointly and severally, represents and warrants as follows:

          (a)   Except to the extent set forth on Schedule I, the Stockholder Beneficially Owns the number of shares of FCN Common Stock set forth on Schedule I attached hereto (the "Owned Shares") and the Stockholder has the full and sole power to vote the Owned Shares without the consent or approval of any other person or entity;

          (b)   Except for the Owned Shares and as otherwise set forth on Schedule I, the Stockholder does not Beneficially Own any other FCN Common Stock or hold any securities convertible into or exchangeable for FCN Common Stock;

          (c)   Except as set forth on Schedule I hereto, the Stockholders is the record holder of the Owned Shares;

          (d)   This Agreement has been duly executed by the Stockholder and constitutes the Stockholder's valid and legally binding obligation, enforceable against the Stockholder in accordance with its terms, except to the extent that (x) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights generally and (y) the availability of equitable remedies may be limited by equitable principles of general applicability;

          (e)   The execution, delivery and performance of this Agreement by the Stockholder and the proxy contained herein does not violate or breach, and will not give rise to any violation or breach of any law, contract, instrument, arrangement or agreement by which the Stockholder is bound;

          (f)    The execution, delivery and performance of this agreement and the proxy contained herein do not, and performance of this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the Securities Exchange Act of 1934), domestic or foreign;

          (g)   The execution, delivery and performance of this Agreement by the Stockholder and the proxy contained herein does not create or give rise to any right in any person with respect to the Owned Shares or any other security of FCN (including, without limitation, voting rights and rights to purchase or sell any shares of FCN Common Stock or other securities of FCN) pursuant to any stockholders' agreement or similar agreement or commitment, other than any such right as is duly and validly waived pursuant to such agreement; and

          (h)   The representations and warranties by the Stockholder in Section 2(a) made herein are qualified in their entirety by the effects of applicable community property laws and the laws affecting the rights of marital partners generally.

        For all purposes of this Agreement, Owned Shares shall include any shares of DG as to which Beneficial Ownership is acquired by the Stockholder after the execution hereof.

        3.    Covenants to Vote.    Each Stockholder individually with respect to themselves, and not jointly and severally, covenants as follows:

          (a)   The Stockholder irrevocably and unconditionally agrees that, during the period commencing on the date hereof and continuing until the termination of this Agreement in accordance with Section 11 hereof:

            (i)    at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of FCN Common Stock held during the term of this Agreement called in order to obtain the FCN Stockholder Action, however called, he will, provided that he has received written notice from DG within a reasonable period of time prior to any such meeting that DG is unable to vote the Owned Shares subject to the irrevocable proxy set forth in Section 4 herein (the "Proxy") at the meeting, appear at the meeting or otherwise cause the Owned Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Owned Shares in favor of the FCN Stockholder Action;

            (ii)   he will execute and deliver (or cause to be executed and delivered) any written consent in favor of the FCN Stockholder Action with respect to all of the Owned Shares; and

            (iii)  the Stockholder will not vote, or cause to be voted, any Owned Shares (or otherwise provide a proxy or consent or enter into another voting agreement with respect thereto) at a meeting of the holders of FCN Common Stock nor execute any written consent in lieu of a meeting of holders of FCN Common Stock (A) in favor of any other Acquisition Proposal or (B) if such vote or consent would be inconsistent with or frustrate the purposes of the Transaction or the FCN Stockholder Action.

          (b)   For purposes of clarity, the Stockholder acknowledges that the covenant set forth in Section 3(a) applies even if the Board of Directors of FCN withdraws, modifies or qualifies in a manner adverse to FCN its recommendation regarding the Transaction or the FCN Stockholder Action.

          (c)   The Stockholder hereby revokes any and all previous proxies with respect to the Owned Shares except any proxies granted in connection with any meeting of FCN's stockholders held for a purpose that is or would not be inconsistent with or frustrate the purposes of the Transaction or the FCN Stockholder Action (any such meeting an "Unrelated Stockholder Meeting").

          (d)   The Stockholder agrees that any action or omission by any assign, affiliate, associate or representative of the Stockholder which, if committed by the Stockholder, would constitute a breach hereof by the Stockholder shall also constitute a breach hereof by the Stockholder for which the Stockholder and such assign, affiliate, associate or representative, as the case may be, shall be jointly and severally responsible.

        4.    Irrevocable Proxy.    Each Stockholder hereby appoints such person and any designee of such person set forth opposite the Stockholder's name on Schedule I hereto, each of them individually, the Stockholder's proxy and attorney-in-fact during the term of this agreement and pursuant to the provisions of Section 212 of the Delaware General Corporation Law, as amended, with full power of substitution and resubstitution, to vote and act on the Stockholder's behalf and in the Stockholder's name, place and stead with respect to the Stockholder's Owned Shares, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of FCN Common Stock held during the term of this Agreement and called in order to obtain the FCN Stockholder Action, and to act by written consent with respect to the Stockholder's Owned Shares with respect to the FCN Stockholder Action, and in accordance with, Section 3(a) hereof. The Stockholder affirms that this proxy is coupled with an interest and shall during the term of this Agreement be irrevocable. The Stockholder shall take further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. Except in order to vote the Owned Shares in accordance with Section 3(a), the Stockholder covenants and agrees not to grant any subsequent proxy with respect to the Stockholder's Owned Shares except any proxies granted in connection with an Unrelated Stockholder Meeting, and further covenants and agrees that any such proxy, if granted, shall not be valid or effective.

        5.    Limitations on Transfer.

          (a)   Each Stockholder agrees that until the earlier of (i) the Closing Date and (ii) the date of termination of the Merger Agreement in accordance with its terms, the Stockholder will not, without the prior written consent of DG prior to the Closing Date (a) directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of any of the Stockholder's Owned Shares or any securities convertible into or exchangeable for FCN Common Stock, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of any of the Stockholder's Owned Shares or any securities convertible into or exchangeable for FCN Common Stock (except to the extent relating to a sale, transfer, pledge, assignment or other disposition of the Stockholder's Owned Shares after the Closing Date), or (b) take any action that would prohibit, prevent or preclude the Stockholder from performing its obligations under this Agreement, including, without limitation, the granting of a power of attorney with respect to the Owned Shares, depositing the Stockholder's Owned Shares in a voting trust or entering into any other stockholder voting agreements with respect to the Stockholder's Owned Shares, provided, however, that the Stockholder may freely transfer any of the Stockholder's Owned Shares to a Permitted Transferee if such Permitted Transferee executes a counterpart of this Agreement agreeing to be bound by this Agreement and agrees in writing to hold such Owned Shares (or interest in such Owned Shares) subject to all of the terms and provisions of this Agreement, provided that the Stockholder shall remain liable under this Agreement in all respects. Each Stockholder further agrees that this Agreement and the Stockholder's obligations hereunder shall attach to the Stockholder's Owned Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Owned Shares may pass, whether by operation of law or otherwise, including without limitation the Stockholder's heirs, guardians, administrators or successors. Each Stockholder further covenants and agrees not to request that FCN register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder's Owned Shares, unless such transfer is made in compliance with this Agreement and acknowledges that DG may notify FCN's transfer agent of the terms hereof.

        6.    Specific Performance.    Each Stockholder agrees that irreparable damage to DG would occur in the event that any of the provisions of this Agreement were not performed by the Stockholder in accordance with their specific terms or were otherwise breached. It is accordingly agreed that DG shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Stockholder and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

        7.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart hereof has been executed and delivered by each party hereto (which delivery may be by facsimile).

        8.    Remedies Cumulative.    All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        9.    No Waiver.    The failure of DG to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by a Stockholder with the Stockholder's obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by DG of its right to exercise any such or other right, power or remedy or to demand such compliance.

        10.    Stockholder Capacity.    Each Stockholder that is an officer or director of FCN is executing this Agreement solely in the Stockholder's capacity as beneficial owner of the Owned Shares and not in the Stockholder's fiduciary capacity as a director or officer of FCN. Nothing herein shall prohibit, prevent or preclude any such Stockholder from taking or not taking any action in the Stockholder's capacity as an officer or director of FCN.

        11.    Termination.    This Agreement shall terminate on the earlier of (i) the termination of the Merger Agreement other than as a result of the consummation of the Merger and (ii) the Closing Date. Nothing in this Section 11 shall relieve or otherwise limit the liability of any party for breach of this Agreement prior to termination.

        12.    Governing Law.    This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        13.    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to DG. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        14.    Successors and Assigns.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Stockholder may assign, delegate or otherwise transfer any of his rights or obligations under this Agreement without consent.

        15.    Entire Agreement.    This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

        16.    Amendments.    This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.

[Signature pages follow]

        IN WITNESS WHEREOF, each Stockholder and DG have duly executed this Stockholder Voting Agreement as of the date first above written.

DIGITAL GENERATION SYSTEMS, INC.
By:
Name:
Title:

THE STOCKHOLDERS
[See Individual Stockholder Signature Pages]

[Individual Stockholder Signature Pages]

Trusts and Business Entities

STOCKHOLDER
By:
Name:
Title:

Natural Persons

STOCKHOLDER
Signature:
Print Name:

SPOUSAL CONSENT

        I, the undersigned, being the spouse of                  , a stockholder of                        (the "Company"), hereby acknowledge that I have read and hereby approve that certain Stockholder Voting Agreement dated as of              , 2005 in favor of FastChannel Network, Inc. (the "Voting Agreement"). I hereby agree to be irrevocably bound by the Voting Agreement and that any community property interest that I may have in the Owned Shares shall be similarly bound by the Voting Agreement. I hereby appoint my spouse,                   , as my attorney-in-fact with respect to the exercise of any rights or the performances of any obligations under the Voting Agreement.

Date:              , 2005

Signature:
Name (Printed):

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